As filed with the Securities and Exchange Commission on February 9, 2024

Registration No. 333-________

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

CVRx, Inc.

(Exact name of registrant as specified in its charter)

Delaware	41-1983744
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

9201 West Broadway Avenue, Suite 650

Minneapolis, MN 55445

(Address of Principal Executive Offices, including zip code)

2021 Equity Incentive Plan

2021 Employee Stock Purchase Plan

(Full title of the Plans)

Nadim Yared

President and Chief Executive Officer

CVRx, Inc.

9201 West Broadway Avenue, Suite 650

Minneapolis, MN 55445

(Name and address of agent for service)

(763) 416-2840

(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This Registration Statement on Form S-8 is being filed with the Securities and Exchange Commission (the “Commission”) for the purpose of registering an additional 1,252,750 shares of Common Stock, par value $0.01 per share, of CVRx, Inc. (the “Registrant”), issuable under the following employee benefit plans for which Registration Statements on Form S-8 (File Nos. 333-257616, 333-262901, and 333-269696) (the “Prior Registration Statements”) are effective: (i) the 2021 Equity Incentive Plan (the “2021 Plan”) which, as a result of an automatic annual increase provision therein, added 1,043,959 shares of Common Stock, and (ii) the Employee Stock Purchase Plan (the “ESPP”), which, as a result of the operation of an automatic annual increase provision therein, added 208,791 shares of Common Stock.

This Registration Statement is submitted in accordance with General Instruction E to Form S-8.

INCORPORATION BY REFERENCE OF CONTENTS OF REGISTRATION STATEMENTS
ON FORM S-8

The contents of the Registrant’s Registration Statements on Form S-8 (File Nos. 333-257616, 333-262901, and 333-269696), relating to the 2021 Plan and the ESPP are incorporated herein by reference.

Item 8. Exhibits.

Exhibit No.	Description
4.1	Amended and Restated Certificate of Incorporation, as currently in effect (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on July 7, 2021).
4.2	Amended and Restated Bylaws, as amended, as currently in effect (incorporated by reference to Exhibit 3.2 to the Company’s Current Report on Form 8-K filed on July 7, 2021).
5.1	Opinion of Faegre Drinker Biddle & Reath LLP.
10.1	2021 Equity Incentive Plan (incorporated by reference to Exhibit 10.4 to the Company’s Registration Statement on Form S-8 filed on July 1, 2021).
10.2	Form of Stock Option Agreement (Employees/Officers) pursuant to 2001 Equity Incentive Plan (incorporated by reference to Exhibit 10.5 to the Company’s Registration Statement on Form S-8 filed on July 1, 2021).
10.3	Form of Stock Option Agreement (Non-Employee Directors) pursuant to 2021 Equity Incentive Plan (incorporated by reference to Exhibit 10.6 to the Company’s Registration Statement on Form S-8 filed on July 1, 2021).
10.4	Employee Stock Purchase Plan (incorporated by reference to Exhibit 10.14 to the Company’s Annual Report on Form 10-K filed on February 22, 2022).
23.1	Consent of Independent Registered Public Accounting Firm.
23.2	Consent of Faegre Drinker Biddle & Reath LLP (included in Exhibit 5.1).
24.1	Power of Attorney.
107	Filing Fee Table.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Minneapolis, State of Minnesota, on February 9, 2024.

CVRx, INC.

By:	/s/ Nadim Yared
Nadim Yared
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons on behalf of the Registrant and in the capacities indicated:

Signature	Title

/s/ Nadim Yared	President and Chief Executive Officer
Nadim Yared	(Principal Executive Officer)

/s/ Jared Oasheim	Chief Financial Officer
Jared Oasheim	(Principal Financial and Accounting Officer)

*	Director
Ali Behbahani, M.D.

*	Director
Kevin Hykes

*	Director
Mudit K. Jain, Ph.D

*	Director
Kirk Nielsen

*	Director
Martha Shadan

*	Director
Joseph Slattery

* Jared Oasheim, by signing his name hereto on the 9th day of February, 2024, does hereby sign this document pursuant to powers of attorney duly executed by the directors named, filed with the Securities and Exchange Commission on behalf of such directors, all in the capacities and on the date stated.